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                                                                   EXHIBIT 99(a)

                                   WSMP, INC.
                        1997 INCENTIVE STOCK OPTION PLAN
                   (AS AMENDED AND RESTATED FEBRUARY 23, 1998)


         1.  PURPOSE OF THE PLAN

         This Incentive Stock Option Plan (hereinafter called the "Plan") for WSMP, INC. (hereinafter called the "Company") is intended to advance the interests of the Company by providing officers and other key employees who have substantial responsibility for the direction and management of the Company with additional incentive for them to promote the success of the business, to perform at increasing levels of effectiveness, to increase their proprietary interest in the success of the Company with the interest and outlook of an owner, and to encourage them to remain in its employ. The above aims will be effectuated through the granting of certain stock options. It is intended that options issued under the Plan and designated by the Committee under Section 3(b) will qualify as Incentive Stock Options (hereinafter called "ISOs") under Section 422 of the Internal Revenue Code of 1986, and the terms of the Plan shall be interpreted in accordance with this intention.

        2.  ADMINISTRATION OF THE PLAN

        The Board of Directors shall appoint a Stock Option Plan Committee (hereinafter called the "Committee") which shall consist of the members of the Executive Compensation Committee, none of which shall be eligible to participate in this Plan. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion: (a) to determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 3 to receive options under the Plan) to whom options shall be granted;
(b) to determine the time or times at which options shall be granted; (c) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 5; (d) to determine (subject to Section 7) the time or



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times when each option shall become exercisable and the duration of the exercise period; and (e) to interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it.

        The Board may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee; provided, however, that at all times at least one member shall be a Director of the Company. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. All action of the Committee shall be taken by unanimous vote of its members. Any action may be taken by a written instrument signed by all the members of the Committee, and action so taken shall be fully as effective as if it had been taken by a unanimous vote of the members at a meeting duly called and held. The Committee may appoint a secretary to keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         3.  ELIGIBILITY AND LIMITATION ON OPTIONS GRANTED UNDER THE
PLAN

        (A) Options will be granted only to persons who are key employees of the Company or a subsidiary corporation of the Company. The term "key employees" shall include officers, executives, supervisory personnel, and store managers, as well as other employees of the Company or a subsidiary corporation of the Company; and shall include persons who would be key employees when hired but who have not yet become employees of the Company, and whose options are granted contingent upon becoming an employee. The term "subsidiary corporation" shall, for the purposes of this Plan be defined in the same manner as such term is defined in Section 424(f) of the Internal Revenue Code.

        (B) At the time of the grant of each option under this Plan, the Committee shall determine whether such option is to be designated as an ISO or as a non-statutory stock

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option. If an option is to be so designated as an ISO, then no option granted to any employee, who at the time of such grant, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, may be designated as an ISO, unless at the time of such grant, the option price is fixed at not less than one hundred ten (110%) percent of the fair market value of the stock subject to the option, and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date such option is granted.

        (C) If an option is to be designated as an ISO, it must be granted within ten (10) years from the earlier of the date this plan is adopted and the date this Plan is approved by the shareholders.

        (D) The aggregate fair market value of the stock for which any employee may exercise options designated as ISOs in any calendar year (under this or any other stock option plan established by the Company or a subsidiary corporation of the Company) shall not exceed $100,000.

           4.  SHARES OF STOCK SUBJECT TO PLAN

           There will be reserved for use upon the exercise of options to be granted from time to time under the Plan (subject to the provisions of Section
12) an aggregate of 1,000,000 shares of the Common Stock of the Company (hereinafter called the "Common Stock"), which shares may be in whole or in part, as the Board of Directors of the Company (hereinafter called the "Board") shall from time to time determine, authorized but unissued shares of the Common Stock or issued shares of the Common Stock which shall have been reacquired by the Company. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an option under the Plan.


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         5.  OPTION PRICE

           The purchase price under each option issued shall be determined by the Committee at the time the option is granted, but in no event shall such purchase price be less than 100 percent of the fair market value of the Company's Common Stock on the date of grant (or less than 110% of the fair market value of the Common Stock, if issued pursuant to Section 3(b)).

    The term "fair market value" shall be defined as the closing market price of said Common Stock on the National Association of Securities Dealers Automated Quotation (NASDAQ) System on the date of the grant of the option, or, if there be no sales on such date, on the most recent date upon which such stock was traded.

      6.  DILUTION OR OTHER CAPITAL ADJUSTMENT

      In the event that additional shares of Common Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Common Stock reserved for the purpose of the Plan shall be increased by the same proportion.

     In the event that the shares of Common Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of the Plan shall be reduced by the same proportion.

      In the event that the Company should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of Common Stock of the Company, and if such distribution is not taxable as a dividend and no gain or loss is recognized by

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reason of Section 355 of the Internal Revenue Code of 1986, or some similar section, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount which bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of the Common Stock of the Company, immediate following the distribution, bears to the aggregate of the market value at such time of a share of the Common Stock of the Company and the stock distributed in respect thereof.

     In the event of any other change in corporate structure or shares of the Company or the resulting entity, or other spin-off, split-up, sale or division of business or addition to business of the Company, the Committee shall make such equitable adjustment, if any, as it deems appropriate in the number, option price, and kind of shares authorized by this Plan or in the number, option price and kind of shares covered by the options granted.

     All such adjustments shall be made by the Committee, whose determination upon the same shall be final and binding upon the optionee. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 6 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional Common Stock or other securities.

     7.  PERIOD OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE

      (A) All options issued under the Plan shall be for such period as the Committee shall determine, but for not more than ten (10) years from the date of grant thereof.

      (B) The period of the option, once it is granted, may be reduced only as provided for in Section 9 in connection with the termination of employment or death of the optionee or in Section 7(c) in the case of less than satisfactory performance.

      (C) Subject to Section 9 herein, the period during which each option may be exercised shall be fixed by the Committee at the time such option is granted, but such exercise period

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shall begin not less than one year from the date of grant and shall expire not later than ten years from the date the option is granted.

     Subject to the foregoing, the Committee may, in its sole discretion, (i) prescribe longer time periods and additional requirements with respect to the exercise of an option and (ii) terminate in whole or in part such portion of any option as has not yet become exercisable at the time of termination if it determines that the optionee is not performing satisfactorily the duties to which he was assigned on the date the option was granted or duties of at least equal responsibility. No option may be exercised unless the optionee is at the time of such exercise in the employ of the Company or of a subsidiary corporation of the Company and shall have been continuously so employed since the grant of his option. Absence or leave approved by the management of the Company shall not be considered an interruption of employment for any purpose under the Plan.

      (D) Each option granted under the Plan may be exercised only after one year of continued employment by the Company or one of its subsidiaries immediately following the date the option is granted and, except as provided in
Section 9, only during the continuance of the optionee's employment with the Company or one of its subsidiaries. Subject to the foregoing limitations and the terms and conditions of the option agreement, each option shall be exercisable in whole or in part in installments at such time or times as the Committee may prescribe and specify in the applicable option agreement.

      (E) The exercise of any option shall also be contingent upon receipt by the Company of cash or certified bank check to its order in an amount equal to the full option price of the shares being purchased, or at the discretion of the Committee, by surrender of other shares of common stock of the Company having a fair market value at date of exercise equal to the purchase price of the option being exercised.

      (F) No optionee or his legal representative, legatees, or distributees, as the case may be, will be, or will be deemed to be, a holder of any share subject to an option unless and until

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certificates for such shares are issued to him or them under the terms of the
Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      (G) In no event may an option be exercised after the expiration of its term.

      (H) Exercise of an option shall result in a decrease in the number of shares of Common Stock which thereafter may be available under the Plan by the number of shares as to which the option is exercised.

      (I) Notwithstanding any provision herein to the contrary, any options which have been granted by the Committee may be designated at that time by the Committee to be immediately exercisable in full upon the occurrence of any of the following events:

            (1) Any agreement of merger or consolidation of the Company with or into any other corporation which is required by law to be approved by shareholders;

            (2) Any sale, lease, transfer, spin-off, split-up, or other disposition or division by the Company of all or any substantial part of the assets of the Company to any other corporation, person or entity; or

            (3) Any issuance or delivery of securities of the Company in exchange or payment for any securities, properties or assets of any other persons in a transaction in which the authorization or approval of the shareholders of the Company is required by law. If such options have previously been designated as ISOs, and if exercised in full would exceed the annual limits for ISOs as set forth in Section 3(d), then to the extent such options exceed such limits, they shall be redesignated as non-statutory stock options.

     (J) Notwithstanding anything herein to the contrary, options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3, or any replacement rule, adopted pursuant to the provisions of the Securities Exchange Act of 1934 as the same

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now exists or may, from time to time, be amended.

     (K) The Committee may, in the Committee's sole discretion, accelerate the vesting schedule for outstanding options, or designate outstanding options to be immediately exercisable in full.

        8.  ASSIGNABILITY

        Each option granted under this Plan shall be transferrable only by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by the employee to whom the option is granted. Except as permitted by the preceding sentence, no option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the option, or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such rights and privileges shall immediately become null and void.

     9.  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

     (A) In the event of the termination of employment of an optionee either by reason of (i) a discharge for cause or (ii) voluntary separation on the part of the optionee and without consent of his employing company or companies, any option or options theretofore granted to him under this Plan to the extent not theretofore exercised by him shall forthwith terminate.

     (B) In the event of the termination of employment of an optionee (otherwise than by reason of the optionee's death) any option or options granted to him under the Plan to the extent not theretofore exercised shall be deemed cancelled and terminated forthwith, except

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that, subject to the provisions of section (a) of this Section, such optionee may exercise any options theretofore granted to him, which have not then expired and which are otherwise exercisable within the provisions of Section 7(c) hereof, within three (3) months after such termination.

     (C) In the event that an optionee shall die while employed by the Company or by any subsidiary corporation of the Company any option or options granted to him under this Plan and not theretofore exercised by him or expired shall be exercisable by the estate of the optionee or by any person who acquired such option by bequest or inheritance from the optionee in full, notwithstanding
Section 7(c), at any time within one (1) year after the death of the optionee. References hereinabove to the optionee shall be deemed to include any person entitled to exercise the option after the death of the optionee under the terms of this Section.

         10.  LISTING AND REGISTRATION OF SHARES

         Each option shall be subject to the requirement that if at any time the Stock Option Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         11.   EXPIRATION AND TERMINATION OF THE PLAN

         Options may be granted under the Plan at any time or from time to time as long as the total number of shares optioned or purchased under this Plan does not exceed 1,000,000 shares of Common Stock. The Plan may be abandoned or terminated at any time by the

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Board of Directors of the Company except with respect to any options then outstanding under the plan. No option shall be granted pursuant to the Plan after ten (10) years from the effective date of the Plan.

        12.  AMENDMENT OF PLAN

        The Board of Directors may at any time and from time to time modify and amend the Plan (including such form of option agreement) in any respect; provided, however, that no such amendment shall: (a) increase (except in accordance with Section 6) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee; or
(b) reduce (except in accordance with Section 6) the minimum option prices which may be established under the Plan; or (c) extend the period or periods during which options may be granted or exercised; or (d) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or (e) change the provisions relating to adjustments to be made upon changes in capitalization; or (f) change the method for the selection of the Committee as provided by Section 2 hereof, unless such change be approved by the shareholders of the Company. The termination or any modification or amendment of the Plan shall not, without the consent of an employee, affect his rights under an option theretofore granted to him. Notwithstanding the foregoing, the Board of Directors of the Company may amend the Plan without shareholder approval to the extent necessary to cause ISOs granted under the Plan to meet the requirements of Section 422 of the Internal Revenue Code.

        13.  APPLICABILITY OF PLAN TO OUTSTANDING STOCK OPTIONS

        This Plan shall not affect the terms and conditions of any non-qualified stock options heretofore granted to any employee of the Company or a subsidiary corporation of the Company under any other plan relating to non-qualified stock options; nor shall it affect any

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of the rights of any employee to whom such a non-qualified stock option was granted.

        14.  EFFECTIVE DATE OF PLAN

        This Plan shall become effective on the later of the date of its adoption by the Board of Directors of the Company or its approval by the vote of the holders of a majority of the outstanding shares of the Company's Common Stock. This Plan shall not become effective unless such shareholder approval shall be obtained within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

                                             WSMP, INC.

                                             By: /s/ David R. Clark
                                                 ------------------------------
                                                 President



ATTEST:


/s/ James E. Harris
-----------------------------
Secretary




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